UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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SYMBION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SYMBION, INC.
40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
April 4, 2006
To Our Stockholders:
     You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Symbion, Inc., to be held on Tuesday, May 9, 2006, at 9:00 a.m. (local time) at the offices of Waller Lansden Dortch & Davis, LLP at 511 Union Street, Suite 2700, Nashville, Tennessee 37219.
     Whether you plan to attend the meeting or not, I urge you to vote your proxy as soon as possible to assure your representation at the meeting. For your convenience, you can vote your proxy in one of the following ways:
•	Use the Internet at the web address shown on your proxy card;

•	Use the touch-tone telephone number shown on your proxy card; or

•	Complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.
     Instructions regarding each method of voting are contained in the Proxy Statement and on the enclosed proxy card. If you attend the Annual Meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised.
     We look forward to seeing you at the Annual Meeting.

Sincerely,

Richard E. Francis, Jr.
Chairman and Chief Executive Officer
YOUR VOTE IS IMPORTANT.
PLEASE VOTE YOUR PROXY BY INTERNET, TELEPHONE OR BY COMPLETING,
DATING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT
PROMPTLY IN THE ENVELOPE PROVIDED.

ELECTION OF DIRECTORS
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE STOCK INCENTIVE PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT AND COMPLIANCE COMMITTEE REPORT
COMPARATIVE PERFORMANCE GRAPH
GENERAL INFORMATION
APPENDIX A

SYMBION, INC.
40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, May 9, 2006
To Our Stockholders:
     The annual meeting of stockholders of Symbion, Inc. (the “Company”) will be held on Tuesday, May 9, 2006, at 9:00 a.m. (local time) at the offices of Waller Lansden Dortch & Davis, LLP at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, for the following purposes:
     (1) To elect three nominees as Class I directors;
     (2) To approve the amendment and restatement of the Company’s Stock Incentive Plan;
     (3) To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2006; and
     (4) To transact any other business that properly comes before the meeting or any adjournment thereof.
     Holders of record of the Company’s Common Stock at the close of business on March 22, 2006 are entitled to notice of and to vote at the meeting or at any adjournment of the meeting.
Dated: April 4, 2006

By order of the Board of Directors,

R. Dale Kennedy
Secretary
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY BY INTERNET, TELEPHONE OR BY COMPLETING, DATING, SIGNING AND MAILING THE ENCLOSED PROXY AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

SYMBION, INC.
40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215

PROXY STATEMENT

Annual Meeting of Stockholders
to be held May 9, 2006
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Symbion, Inc. (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held at the offices of Waller Lansden Dortch & Davis, LLP at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, on Tuesday, May 9, 2006, at 9:00 a.m. (local time) for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being mailed or given to stockholders on or about April 4, 2006.
     If a proxy is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted (a) FOR the election as directors of the nominees described in this Proxy Statement, (b) FOR the amendment and restatement of the Company’s Stock Incentive Plan, (c) FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm, and (d) in accordance with the recommendation of the Board of Directors on any other proposal that may properly come before the meeting or any adjournment thereof. The persons named as proxies in the enclosed proxy were selected by the Company’s Board of Directors.
     Stockholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning the enclosed proxy card, but not by more than one method. If you vote by Internet or telephone, you do not need to return your proxy card. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Please refer to the instructions provided with the enclosed proxy card for information on the voting methods available to you.
     Any stockholder voting by proxy may revoke the proxy at any time before it is exercised by doing any one of the following: (1) by delivering a written notice of the revocation to the Secretary of the Company at 40 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215 prior to the Annual Meeting; (2) by submitting a valid proxy with a later date; or (3) by attending the Annual Meeting and voting in person by written ballot.
     The close of business on March 22, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. As of the close of business on such date, the Company had 225,000,000 authorized shares of common stock, $.01 par value (the “Common Stock”), of which 21,596,355 shares were outstanding and entitled to vote and 10,000,000 authorized shares of preferred stock, of which no shares were outstanding. The Common Stock is the Company’s only outstanding class of voting stock. Each share of Common Stock will have one vote on each matter to be voted upon at the meeting.
     A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting or by the officer of the Company presiding over the Annual Meeting. Abstentions and broker non-votes will count in determining if a quorum is present for the transaction of business at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a particular item.

ELECTION OF DIRECTORS
(Proposal 1)
     The Company’s certificate of incorporation provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. All classes of directors have three year terms. The current term of the Class I directors expires at the 2006 Annual Meeting. The Nominating and Corporate Governance Committee conducted an evaluation of each person listed below under the caption “Class I Nominees” to evaluate the performance of each existing director prior to recommending to the Board his nomination for an additional term as a director. Upon the recommendation of the Nominating and Corporate Governance Committee, which consists entirely of independent directors, the Board of Directors nominated the three individuals named below under the caption “Class I Nominees” for election as directors to serve until the Annual Meeting of Stockholders in 2009 or until their successors have been elected and qualified.
Required Vote
     According to Delaware law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Company’s certificate of incorporation does not provide for cumulative voting and, accordingly, each stockholder may cast one vote per share of Common Stock for each nominee. Votes that are withheld will be excluded entirely from the vote. An abstention may not be specified with respect to the election of Class I Nominees. Broker non-votes will have no effect on the outcome of the election.
     Unless a proxy shall specify otherwise, the persons named in the proxy will vote the shares covered thereby for the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.
Class I Nominees
     The nominees for election as Class I directors are:

			Director
Name	Age	Principal Occupation	Since
Donald W. Burton	62	Mr. Burton serves as managing general partner of South Atlantic Venture Fund I, II and III, Limited Partnerships and Chairman of South Atlantic Private Equity Fund IV, Limited Partnership. Mr. Burton has also managed The Burton Partnership, Limited Partnership which invests in public and private companies, since 1979. Mr. Burton serves on the boards of directors of PRE Holdings, Inc., KNOLOGY, Inc. and the Merrill Lynch Cluster A Group of mutual funds. In years prior to the Company’s initial public offering, Mr. Burton was designated as a nominee for election as a director of the Company by Arthur S. DeMoss Foundation, Cal Turner, Jr., First Avenue Partners, L.P., HLM/CB Fund, L.P., HLM Partners VII, L.P., Piper Jaffray, Inc., South Atlantic Private Equity Fund IV (QP), Limited Partnership, South Atlantic Private Equity Fund IV, Limited Partnership and WW Two, L.P. pursuant to a Voting Agreement among the Company and certain of its stockholders (the “Voting Agreement”). The Voting Agreement terminated on February 11, 2004 upon closing of the Company’s initial public offering.	1999

			Director
Name	Age	Principal Occupation	Since
David M. Wilds	65	Mr. Wilds has served as a managing director of First Avenue Partners, L.P., a venture capital firm, since 1998. From 1995 until 1998, he was a principal at Nelson Capital Corp. From 1991 to 1995, Mr. Wilds was Chairman of the Board of Cumberland Health Systems, Inc. Mr. Wilds serves on the boards of directors of Dollar General Corporation, IPIX Corp. and iPayment, Inc. In years prior to the Company’s initial public offering, Mr. Wilds was designated as a director of the Company by Arthur S. DeMoss Foundation, Cal Turner, Jr., First Avenue Partners, L.P., HLM/CB Fund, L.P., HLM Partners VII, L.P., Piper Jaffray, Inc., South Atlantic Private Equity Fund IV (QP), South Atlantic Equity Fund IV, L.P. and WW Two, L.P. pursuant to the Voting Agreement.	1999

William V. B. Webb	53	Mr. Webb has served as the Chief Development Officer of the Company since June 1999. Mr. Webb served as President and Chief Executive Officer and a director of Ambulatory Resource Centres, Inc. from 1997 until the Company’s acquisition of Ambulatory Resource Centres in June 1999. Mr. Webb served as Vice President and Senior Vice President of Acquisitions and Development for OrNda HealthCorp from 1991 to 1997. From 1990 to 1991, Mr. Webb was Vice President of Development for Heritage Surgical Corp. In years prior to the Company’s initial public offering, Mr. Webb was designated as a director of the Company by The Martin Investment Partnership pursuant to the Voting Agreement.	1999
Each of the Class I nominees is currently serving as a Class I director and is standing for re-election.
The Board of Directors recommends that the stockholders vote FOR the election of all of the proposed Class I nominees to the Board of Directors.
Continuing Directors
     The persons named below will continue to serve as directors until the annual meeting of stockholders in the year indicated and until their successors are elected and take office. Stockholders are not voting on the election of the Class II and Class III directors.

			Director
Name	Age	Principal Occupation	Since
Class II — Term Expiring in 2007

Eve M. Kurtin	52	Ms. Kurtin has served as a Managing Partner of Pacific Venture Group, L.P. since its inception in 1995. Prior to joining Pacific Venture Group, Ms. Kurtin served as Chief Executive Officer of Physician Venture Management, a joint venture of UniHealth America and HCA Inc. (formerly Columbia/HCA Healthcare Corporation), from 1994 to 1996. Ms. Kurtin was President and Chief Executive Officer of Kurtin Communications, serving as a consultant in the area of managed care for major pharmaceutical companies and major providers, including UniHealth, from 1991 to 1994.	1996

			Director
Name	Age	Principal Occupation	Since
Clifford G. Adlerz	52	Mr. Adlerz has served as the Company’s President since May 2002 and as the Chief Operating Officer since 1996. Mr. Adlerz also served as Secretary from 1996 to May 2002. Mr. Adlerz served as Regional Vice President, Midsouth Region for HealthTrust, Inc. from 1992 until its merger with HCA in May 1995, at which time he became Division Vice President of HCA and served in that position until September 1995. Mr. Adlerz served as Chief Executive Officer of South Bay Hospital in Sun City, Florida from 1987 to 1992.	1996

Class III — Term Expiring in 2008

Jack Tyrrell	59	Mr. Tyrrell has been a founder of five venture capital funds since 1985 and currently serves as managing partner of Richland Ventures I, L.P., Richland Ventures II, L.P. and Richland Ventures III, L.P. He is currently a director of	1999
		five privately held companies.

Frederick L. Bryant	51	Mr. Bryant is President of Bryant Capital Management, LLC. He served as a General Partner of ABS Capital Partners, L.P., a private equity firm, from 1993 to 2003, when he retired from that position. Prior to 1993, Mr. Bryant served as head of the mergers and acquisitions department and as a founder of the Alex. Brown & Sons Incorporated private equity investment program.	1996

Richard E. Francis, Jr.	52	Mr. Francis has served as the Chairman of the Board since May 2002 and as Chief Executive Officer since 1996. Mr. Francis also served as President of the Company from 1996 to May 2002. Mr. Francis served from 1992 to 1995 as Senior Vice President, Development of HealthTrust, Inc. From 1990 to 1992, Mr. Francis served as Regional Vice President, Southern Region for HealthTrust, where he oversaw operations of 11 hospitals.	1996

APPROVAL OF AMENDMENT AND RESTATEMENT
OF THE STOCK INCENTIVE PLAN
(Proposal 2)
     The Board of Directors has adopted an amendment to the Symbion Stock Incentive Plan (the “Incentive Plan”), subject to stockholder approval, which is in the form of an amendment and restatement of the Incentive Plan (the “Amended Plan”). As further described below, the primary purposes of this amendment are (i) to provide for awards of performance shares, performance units, restricted stock units and stock appreciation rights that are settled in Common Stock, (ii) to provide for cash awards, (iii) to increase the number of shares of Common Stock authorized under the Incentive Plan, (iv) to provide a “sublimit” on the shares that may be issued as awards of restricted stock, and (v) to rename the Incentive Plan as the Symbion Long Term Incentive Plan. The Amended Plan, which is explained in detail below, also includes certain administrative modifications. The description and explanation of the Amended Plan are qualified in their entirety by reference to the full text of the Amended Plan, which is attached hereto as Appendix A. If the Amended Plan is approved by the stockholders at the Annual Meeting, it will become effective without further action in accordance with its terms and conditions.
     Currently, the maximum number of shares available for issuance under the Incentive Plan is the lesser of 6,348,328 or 12.5% of the total number of shares of our Common Stock outstanding on a fully diluted basis, subject to adjustment for stock splits, consolidations or stock dividends. Under this formula, there were 2,942,629 shares authorized to be issued under the Incentive Plan as of January 31, 2006. On February 27, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) granted options to purchase 364,850 shares of stock pursuant to the Incentive Plan, bringing to 2,871,672 the total number of shares which are currently subject to outstanding awards or have been issued. If approved, the Amended Plan will eliminate the formula and will authorize a fixed number of 4,021,476 shares. This represents an additional 1,078,847 shares of Common Stock that will be available under the Amended Plan. However, only 539,423 shares of this increase will be available for awards of Restricted Stock (defined below) under the Amended Plan. After including prior awards of Restricted Stock, the sublimit in the Amended Plan for Restricted Stock is 684,107 shares. Without the increase in the number of authorized shares, the shares remaining under the current formula will be depleted and the Company will be severely limited in its ability to grant additional awards to its employees. Currently, the Incentive Plan permits awards of “incentive stock options” (“ISOs”) described in Section 422 of the Internal Revenue Code of 1986 (the “Code”), non-qualified stock options, which are options that are not qualified as ISOs under the Code (“NQSOs”), and shares of Common Stock that are subject to transfer restrictions (“Restricted Stock”). The Incentive Plan is administered by the Compensation Committee. If approved, the amendment will add other types of equity and performance-based awards, including awards payable in our Common Stock and in cash.
Required Vote
     Approval of the amendment and restatement of the Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. If a broker does not receive voting instructions from the beneficial owner of shares on the matter and indicates on the proxy that it does not have discretionary authority to vote on the matter, those may not be voted on the matter and will not be counted in determining the number of shares necessary for approval.
Explanation of Changes
     The Amended Plan adds the ability to grant awards of “Performance Units,” “Performance Shares,” “Restricted Stock Units,” and stock appreciation rights that are settled in stock (“SARs”), while retaining the ability to grant ISOs, NQSOs and Restricted Stock (collectively, “Awards”). Performance Units are long-term cash-based awards that are conditioned on the achievement of specified performance goals. The maximum cash payment under any Performance Unit award is $4 million in a year. Performance Shares are awards of Common Stock transferred to the recipient upon the achievement of performance goals within a specified performance period. Restricted Stock Units are awards that entitle the recipient to receive Common Stock upon the achievement of specified performance goals or upon the lapse of time. SARs are awards that entitle the recipient to receive a certain number of shares of Common Stock based on the appreciation of the value of our Common Stock. No Award may provide more than 300,000 shares of Common Stock in a year to a participant. The Amended Plan also includes a limit on the number of shares of Common Stock that can be awarded as Restricted Stock to 684,107 shares. The Board recognizes that

Restricted Stock is more valuable than other types of Awards, and this limit is intended to restrict the ability to deplete the shares available under the Amended Plan through Restricted Stock Awards.
     We believe that these new incentive awards will help the Company achieve balance in the performance incentives. In the past, the incentive compensation strategy under the Incentive Plan has relied heavily on ISOs and NQSOs, so that performance was achieved solely by gains in the Company’s market value. While this continues to be an important objective of incentive compensation, the Board has determined that it should not be the only possible objective. Moreover, market value gain as an objective is inherent in all of our equity-based incentives. These additional equity-based incentives are needed to provide incentives that are based on a broader range of performance objectives that are important to our business.
     The Amended Plan also includes certain provisions that are intended to qualify awards to the Company’s Chief Executive Officer and other executive officers as “performance based compensation” and, thereby, qualify for a full tax deduction by the Company under Section 162(m) of the Code. If the Amended Plan is not approved, certain compensation that may become payable in the future to the executive officers may not be deductible for tax purposes under Section 162(m) of the Code.
General Description of the Amended Plan
     The purpose of the Amended Plan is to provide a performance incentive to employees and others who perform services that enhance the value of stockholders’ equity. The Compensation Committee is authorized to administer the Amended Plan and to grant Awards to Symbion employees and certain others who provide significant services to the Company. As of March 22, 2006, the Company employed approximately 2,600 people. The Amended Plan will continue indefinitely until terminated by the Board of Directors.
     The Compensation Committee determines which individuals are to receive Awards under the Amended Plan, the type of Award to be granted (i.e., Performance Units (paid in cash), Performance Shares, Restricted Stock Units, SARs, ISOs, NQSOs, Restricted Stock) and the exercise prices, performance objectives and vesting dates of each Award. The exercise price of ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% for individuals who own more than 10% of the total outstanding Common Stock). These and other terms are set forth in a written agreement between Symbion and the individual receiving the Award. The aggregate fair market value of Common Stock with regard to which ISOs are exercisable by an individual for the first time during any calendar year may not exceed $100,000. No Award shall be exercisable after the expiration of ten years from the date it is granted (five years for ISOs granted to individuals who own more than 10% of the total outstanding shares of Common Stock).
     Certain additional conditions provided under the Amended Plan apply to Awards that are designated by the Compensation Committee as “performance based compensation” described in Section 162(m) of the Code. For Awards other than SARs, ISOs and NQSOs, the Compensation Committee will condition payment or vesting on achievement of business goals that are based on certain performance criteria. The Compensation Committee may set business goals on the basis of any of the following criteria: (i) stockholder return, (ii) return on equity, (iii) return on capital, (iv) earnings per share, (v) EBITDA (earnings before interest, taxes and depreciation), (vi) profitability, (vii) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital), (viii) completion of development projects, (ix) revenue and (x) working capital.
     As of March 1, 2006, there were options outstanding to purchase 2,153,762 shares of Common Stock under the Incentive Plan. The exercise price of the options is the fair market value of the Company’s Common Stock on the date of grant. Based upon the closing sale price of the Common Stock on March 1, 2006, the aggregate market value of the 2,153,762 shares of Common Stock underlying outstanding options granted pursuant to the Incentive Plan was approximately $50,462,644. As of March 1, 2006, there were 119,437 shares of Restricted Stock outstanding with a market value of $2,798,409.
     Once an option has become exercisable, the individual may purchase shares of the Company’s Common Stock by paying the exercise price in cash, shares of Common Stock or in other consideration acceptable to the Compensation Committee. Subject to limitations on “golden parachute” payments described in Sections 280G and 4999 of the Code, Awards become fully vested upon the occurrence of a merger or certain other corporate events in which the control of Symbion is changed.

Federal Income Tax Consequences
     Tax consequences to the Company and to individuals receiving Awards will vary with the type of Award. Generally, a participant will not recognize income and the Company is not entitled to take a deduction upon the grant of any Award under the Amended Plan. An individual who exercises an ISO will not recognize income on its exercise if he or she does not sell the shares of Common Stock acquired thereby for at least two years after the date of grant and one year after exercising the ISO. However, some individuals may have tax on the exercise of an ISO under the alternative minimum tax rules. Any gain or loss on the sale of the Common Stock after these statutory holding periods will be subject to capital gains treatment. The exercise price of the ISO is the basis for purposes of determining capital gains.
     An individual who disposes of the Common Stock before the statutory holding periods are satisfied will have engaged in a “disqualifying disposition” and will recognize ordinary compensation income on the difference between the exercise price of the ISO and the fair market value of the Common Stock at the time the ISO was exercised. The individual’s basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The individual will also be subject to tax on capital gains, if any, upon the sale of the Common Stock on the amount realized in excess of the basis.
     Upon exercise of an NQSO, the individual recognizes ordinary income on the difference between the fair market value of the Common Stock and the exercise price paid under the NQSO. Similarly, an individual recognizes ordinary income on the fair market value of Common Stock received on the exercise of an SAR. An individual will recognize ordinary income on the fair market value of the Common Stock at the time Performance Shares, Restricted Stock or Restricted Stock Units become vested (or a cash feature of an Award becomes payable). However, an individual can make an election under Section 83(b) of the Code to be taxed at the time that Restricted Stock is granted. In either case, the individual is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through an Award. For this purpose, the individual’s basis in the Common Stock is its fair market value at the time the NQSO or SAR is exercised, or the Performance Shares, Restricted Stock or Restricted Stock Units become vested. If an election under Section 83(b) is made, basis is determined at the time that Restricted Stock was transferred.
     Generally, the Company is not entitled to a tax deduction upon the grant of an Award or the exercise of an ISO under the Amended Plan. However, if the individual engaged in a disqualifying disposition, the Company may take a tax deduction for the amount of ordinary income recognized by the individual. The Company is generally entitled to take a deduction for the ordinary income that is recognized by an individual under an Award in the same amount and at the time of such recognition.
New Plan Benefits
     The benefits that will be received under the Amended Plan in the future are not determinable at this time. The benefits that were received for the 2005 fiscal year by the Company’s Chief Executive Officer and other executive officers pursuant to the Incentive Plan are summarized in the section entitled “Executive Compensation” in this Proxy Statement.
The Board of Directors recommends that stockholders vote FOR the amendment and restatement of the Symbion Stock Incentive Plan

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)
     The Audit and Compliance Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2006. This firm has served as the independent auditors of the Company since its inception in 1996. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.
Required Vote
     The affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter is needed to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2006. Under Delaware law, an abstention will have the same legal effect as a vote against the ratification of Ernst & Young LLP, and broker non-votes will have no effect on the outcome of the ratification of the independent auditors. If the appointment is not ratified, the matter will be referred to the Audit and Compliance Committee for further review.
Fees
     The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for 2005 and 2004, and fees billed for other services rendered by Ernst & Young LLP for 2005 and 2004:

	2005	2004
Audit fees	$1,120,394	$683,385
Audit-related fees	20,000	—
Tax fees	440,788	479,141
All other fees	—	—

Total	$1,581,182	$1,162,526

     Audit Fees. These fees were primarily for professional services rendered by Ernst & Young LLP in connection with the audit of the Company’s consolidated annual financial statements and registration statements filed with the Securities and Exchange Commission. The fees also include an audit of and report on internal control over financial reporting, as well as services related to securities offerings and Securities and Exchange Commission filings.
     Audit-Related Fees. For 2005, these fees were for services rendered by Ernst & Young LLP for assistance with implementing requirements under the Sarbanes-Oxley Act, for conducting due diligence related to pending transactions and for a subscription to online accounting services. For 2004, Ernst & Young LLP did not render any audit-related professional services or bill any fees for audit-related services.
     Tax Fees. These fees were for services rendered by Ernst & Young LLP for compliance regarding tax filings and for other tax planning and tax advice services.
     All Other Fees. For 2005 and 2004, Ernst & Young LLP did not render any other professional services or bill any fees for other services not included within Audit Fees, Audit-Related Fees or Tax Fees.
Pre-approval of Auditor Services
     The charter of the Audit and Compliance Committee provides that the Audit and Compliance Committee must pre-approve all services to be provided by the independent auditors prior to the commencement of work. Unless the specific service has been pre-approved with respect to that year, the Audit and Compliance Committee must approve the permitted service before the independent auditors are engaged to perform it. For 2005, all services provided by Ernst & Young LLP were pre-approved by the Audit and Compliance Committee.

     All non-audit services were reviewed with the Audit and Compliance Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of the accounting firm’s independence in the conduct of its auditing functions.
The Audit and Compliance Committee and the Board recommend that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2006.

CORPORATE GOVERNANCE
Committee Membership
     The Board of Directors has three standing committees: an Audit and Compliance Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All committee members are non-employee, independent directors of the Company (as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards).
     Audit and Compliance Committee. The members of the Audit and Compliance Committee are Ms. Kurtin and Messrs. Burton and Tyrrell, with Mr. Tyrrell serving as chair. During 2005, the Audit and Compliance Committee held nine meetings. The Board has determined that each of the members of the Audit and Compliance Committee is an “audit committee financial expert,” as defined by rules adopted by the Securities and Exchange Commission. The Audit and Compliance Committee performs the following functions, among others:
•	Reviews and implements the Audit and Compliance Committee charter and reports to the Board.

•	Selects the Company’s independent audit firm (whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which it is appointed) and has the sole authority and responsibility to approve all audit and engagement fees and terms, as well as all significant permitted non-audit services by the Company’s independent auditors.

•	Meets with the auditors and management of the Company to review and discuss the scope of the audit and all significant matters related to the audit.

•	Reviews the adequacy and effectiveness of the Company’s internal controls regarding accounting and financial matters.

•	Reviews the financial statements and discusses them with management and the independent auditors.

•	Reviews and discusses with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Reviews and discusses with management the Company’s Corporate Compliance Policy Manual and ensures that management has established a system to enforce the provisions therein.
     Compensation Committee. During 2005, the members of the Compensation Committee were Messrs. Bryant and Wilds. The Compensation Committee held two meetings during 2005. The Compensation Committee performs the following functions, among others:
•	Reviews and implements the Compensation Committee charter and reports to the Board.

•	Sets the total compensation package, including equity and non-equity incentives, for the Chief Executive Officer and the other executive officers of the Company.

•	Makes recommendations to the Board regarding the Company’s overall equity-based incentive compensation programs.

•	Annually reviews and approves corporate goals and objectives relevant to the compensation of the Company’s executive officers.

     Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Ms. Kurtin and Messrs. Bryant and Wilds. The Nominating and Corporate Governance Committee held one meeting during 2005. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.symbion.com. The Nominating and Corporate Governance Committee performs the following functions, among others:
•	Recommends to the Board for its approval proposed nominees for Board membership after evaluating the proposed nominee and making a determination as to the proposed nominee’s qualifications to be a Board member.

•	Evaluates the performance of each existing director before recommending to the Board his or her nomination for an additional term as a director.
Meeting Attendance
     The Board of Directors held a total of nine meetings in 2005. Each director attended at least 75% of the meetings of the Board and committees of the Board on which such director served. The Board of Directors has adopted a policy that encourages all members of the Board of Directors to attend annual meetings of stockholders. Five members of the Board attended the 2005 annual meeting of stockholders.
Non-Management Executive Sessions
     The Board of Directors has adopted a policy relating to non-management executive sessions. Under this policy, periodically, and no less frequently than semi-annually, the Board of Directors will meet in executive sessions in which management directors and other members of management do not participate. During 2005, the non-management members of the Board of Directors held two executive sessions.
Security Holder Communication with Board of Directors
     Stockholders and other parties interested in communicating directly with the Board of Directors or an individual director may do so by writing to Symbion, Inc., 40 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215, Attention: Secretary. The Secretary of the Company will review all such correspondence and will regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.
Policy on Reporting of Concerns Regarding Accounting Matters
     The Audit and Compliance Committee has adopted a policy on the reporting of concerns regarding accounting, internal control or auditing matters. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of the Company’s personnel, including with respect to the Company’s accounting, internal accounting controls or auditing matters, may, in a confidential and anonymous manner, communicate that concern via a compliance hotline, (800) 279-4655, the Company’s designated external contact for these purposes.
Code of Business Conduct and Ethics
     In compliance with Securities and Exchange Commission and Nasdaq National Market requirements, the Company adopted a Code of Business Conduct and Ethics applicable to all of its directors, officers and employees in February 2004. The Code of Business Conduct and Ethics can be found on the Company’s website at www.symbion.com.

Compensation of Directors
     Members of the Board of Directors who are also officers or employees of the Company receive no additional compensation, beyond that which they receive as officers of the Company, for serving on the Company’s Board of Directors. Non-employee members of the Board are entitled to receive (i) a $10,000 annual retainer, (ii) up to $6,000 per year for attendance at Board meetings ($1,500 for attendance at regularly scheduled meetings of the Board or $1,000 if the member participates in the meeting by phone), (iii) a $5,000 per year retainer for each non-employee director who serves on one or more Board Committees and (iv) a $4,000 per year retainer for the chairperson of the Audit and Compliance Committee. Non-employee directors are also reimbursed for expenses incurred in attending meetings of the Board of Directors and committees.
     The Company maintains a Non-Employee Directors Stock Option Plan under which options to purchase shares of its Common Stock are available for issuance to the non-employee members of the Board of Directors. On May 10, 2005, each non-employee director of the Company received a grant of an option to purchase 4,050 shares of Common Stock, exercisable at $23.68 per share, the fair market value of the Common Stock on the date of the grant. Each option will become fully exercisable on May 10, 2006. The options expire on the earlier of ten years after the date of grant or immediately upon a director’s termination on account of fraud, dishonesty or other acts detrimental to the Company. In the event of any other termination of a director, any vested options granted to the director may be exercised for a period of 12 months after termination. Upon a change in the control of the Company, as described in the Non-Employee Directors Stock Option Plan, all options become immediately vested and exercisable.
Independence of Directors
     The Board of Directors has reviewed the independence of each of the Company’s directors in light of the definition of “independent director” as that term is defined in the Nasdaq listing standards. As a result of this review, the Board affirmatively determined that, as of March 9, 2006, all of the directors are independent of the Company and its management under Nasdaq standards with the exception of Richard E. Francis, Jr., Clifford G. Adlerz and William V. B. Webb, each of whom is employed by the Company.
Director Nominee Evaluation Process
     The Nominating and Corporate Governance Committee of the Board of Directors is responsible for seeking individuals qualified to become Board members, conducting appropriate inquiries into the backgrounds and qualifications of possible Board nominees and proposing nominees for Board membership to the Board for its approval. The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders.
     A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing at Symbion, Inc., 40 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215. The Nominating and Corporate Governance Committee will consider whether to nominate any person nominated by a stockholder in accordance with the provisions of the Company’s bylaws relating to stockholder nominations. In general, these provisions require that nominations by stockholders be received by the Company no less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the preceding year’s annual meeting. The notice provided to the Company should include, at a minimum:
•	The name and address of the stockholder who intends to make the nomination(s) and of the person or persons to be nominated;

•	A representation that the stockholder is a holder of record or a beneficial holder of stock of the Company entitled to vote at the meeting (including the number of shares the stockholder owns) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	A description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	Such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable) had each nominee been nominated, or intended to be nominated, by the Board of Directors, including the candidate’s name, biographical information, and qualifications; and

•	The written consent of each nominee to serve as a director of the Company if so elected, with such written consent attached thereto.
     The Nominating and Corporate Governance Committee will evaluate prospective nominees considering certain factors, including:
•	the ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	the prospective nominee’s standards of character and integrity;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.
Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it deems are in the best interest of the Company and its stockholders, such as the current composition of the Board, the balance of management and independent directors and the need for specialized expertise. The Nominating and Corporate Governance Committee, however, does believe it is appropriate for at least one, and preferably several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and that a majority of the members of the Board meet the definition of “independent director” under the Nasdaq listing standards. The Nominating and Corporate Governance Committee also believes it appropriate for certain members of the Company’s management to participate as members of the Board.
     The Nominating and Corporate Governance Committee will identify nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new Board members. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a current Board member for reelection, the Nominating and Corporate Governance Committee will identify the desired skills and experience for a new nominee in light of the criteria above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
     The following table provides information as of March 22, 2006 about the ownership of Common Stock by (1) each person who the Company knows to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each of the Company’s directors and executive officers and (3) all of its directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

		Percent of
	Shares	Common Stock
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned
T. Rowe Price Associates, Inc.(1)	2,257,531	10.5%
Wellington Management Company, LLP(2)	2,062,664	9.6
Richard E. Francis, Jr.(3)(4)	715,594	3.3
Clifford G. Adlerz(4)(5)	425,774	2.0
William V. B. Webb(4)(6)	282,193	1.3
Kenneth C. Mitchell(4)(7)	113,484	*
R. Dale Kennedy(4)(8)	88,781	*
Frederick L. Bryant(9)	61,012	*
Donald W. Burton(10)	1,026,832	4.8
Eve M. Kurtin(11)	25,412	*
Jack Tyrrell(12)	740,244	3.4
David M. Wilds(13)	104,924	*
All directors and executive officers as a group (10 persons) (14)	3,584,250	16.0%

*	Less than 1%

(1)	This information is based on an amendment to Schedule 13G filed as of December 31, 2005 by T. Rowe Price Associates, Inc., an investment advisor registered under Section 203 of the Investment Advisers Act of 1940. T. Rowe Price Associates, Inc. reported sole voting power as to 499,331 shares and sole dispositive power as to 2,257,531 shares. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202

(2)	This information is based on a Schedule 13G filed as of December 31, 2005 by Wellington Management Company, LLP, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940. Wellington Management Company, LLP reported shared voting power as to 1,649,299 shares and shared dispositive power as to 2,039,264 shares. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(3)	Includes 22,571 shares held in a family trust, 40,813 shares of restricted stock and options to acquire 219,445 shares which were exercisable as of March 22, 2006 or become exercisable within 60 days following March 22, 2006.

(4)	The address of each of Messrs. Francis, Adlerz, Webb, Mitchell and Kennedy is 40 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215.

(5)	Includes 3,172 shares held in a family trust, 27,070 shares of restricted stock and options to acquire 168,330 shares which were exercisable as of March 22, 2006 or become exercisable within 60 days following March 22, 2006.

(6)	Includes 20,737 shares of restricted stock and options to acquire 220,216 shares which were exercisable as of March 22, 2006 or become exercisable within 60 days following March 22, 2006.

(7)	Includes 16,467 shares of restricted stock and options to acquire 52,244 shares which were exercisable as of March 22, 2006 or become exercisable within 60 days following March 22, 2006.

(8)	Includes 9,750 shares of restricted stock and options to acquire 39,569 shares which were exercisable as of March 22, 2006 or become exercisable within 60 days following March 22, 2006.

(9)	Includes options to acquire 20,412 shares which were exercisable as of March 22, 2006 or become exercisable within 60 days following March 22, 2006. The address for Mr. Bryant is P. O. Box 58705, Nashville, Tennessee 37205.

(10)	Consists of 396,746 shares owned by South Atlantic Private Equity Fund IV, Limited Partnership, 547,890 shares owned by South Atlantic Private Equity Fund IV (QP), Limited Partnership, 15,446 shares owned by The Burton Partnership, Limited Partnership and 46,338 shares owned by The Burton Partnership (QP), Limited Partnership as to which Mr. Burton may be deemed to have beneficial ownership and options to acquire 20,412 shares granted to Mr. Burton which were exercisable as of March 22, 2006 or become exercisable within 60 days following March 22, 2006. Mr. Burton is chairman of South Atlantic Private Equity Fund IV, Limited Partnership and manages The Burton Partnership, Limited Partnership. The address for Mr. Burton and the entities listed in this footnote is 614 West Bay Street, Tampa, Florida 33606.

(11)	Includes options to acquire 20,412 shares which were exercisable as of March 22, 2006 or become exercisable within 60 days following March 22, 2006. The address for Ms. Kurtin is 16830 Ventura Blvd., Suite 244, Encino, California 91436.

(12)	Richland Ventures II, L.P. is the direct beneficial owner of 347,711 shares. Richland Ventures III, L.P. is the direct beneficial owner of 370,377 shares. Jack Tyrrell is the direct beneficial owner of currently exercisable options to purchase 20,412 shares which were exercisable as of March 22, 2006 or become exercisable within 60 days following March 22, 2006. Richland Partners II is the general partner of Richland Ventures II, L.P. Richland Partners III is the general partner of Richland Ventures III, L.P. Mr. Tyrrell and W. Patrick Ortale III are the general partners of Richland Partners II and Richland Partners III. Mr. Tyrrell, Mr. Ortale, Richland Partners II, Richland Partners III, Richland Ventures II, L.P. and Richland Ventures III, L.P. are members of an affiliated group and may be deemed to have beneficial ownership of all equity securities held by any member of the group. The address for Mr. Tyrrell is 1201 16th Avenue South, Nashville, Tennessee 37212.

(13)	Includes options to acquire 20,412 shares which were exercisable as of March 22, 2006 or become exercisable within 60 days following March 22, 2006. The address for Mr. Wilds is 30 Burton Hills Boulevard, Suite 550, Nashville, Tennessee 37215.

(14)	Includes 114,837 shares of restricted stock and options to acquire 801,864 shares which were exercisable as of March 22, 2006 or become exercisable within 60 days following March 22, 2006.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires officers, directors, and persons who own more than 10% of a registered class of stock of companies subject to the reporting requirements of Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Such executive officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of such reports filed with the SEC and on written representations from reporting persons, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC. All Section 16(a) reports are posted on the Company’s website, www.symbion.com.

EXECUTIVE OFFICERS
     The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position
Richard E. Francis, Jr.	52	Chairman of the Board, Chief Executive Officer and Director
Clifford G. Adlerz	52	President, Chief Operating Officer and Director
William V. B. Webb	53	Chief Development Officer and Director
Kenneth C. Mitchell	56	Chief Financial Officer and Senior Vice President of Finance
R. Dale Kennedy	58	Senior Vice President of Management Services and Secretary
     The executive officers have been appointed by the Board of Directors. The term of each executive officer runs until his or her successor is elected and qualified, or until the earlier of his death, resignation or removal, provided that the term of office of Messrs. Francis, Adlerz and Webb is subject to the respective employment agreement between each such officer and the Company, as described in “Executive Compensation — Employment Agreements and Change-in-Control Arrangements.”
     The following is a biographical summary of the experience of the executive officers of the Company who are not members of the Company’s Board of Directors:
     Kenneth C. Mitchell has served as Chief Financial Officer of the Company since May 2002 and as Senior Vice President of Finance since December 2002. Mr. Mitchell served as the Company’s Vice President of Finance from 1996 to December 2002. Mr. Mitchell served as Chief Financial Officer of American HealthMark, Inc. from 1989 to 1995 and as Vice President — Controller for HCA Management Company from 1988 to 1989. Prior to that time, Mr. Mitchell served as Assistant Vice President-Development and Regional Controller for HCA Management Company.
     R. Dale Kennedy has served as Secretary of the Company since May 2002 and Senior Vice President of Management Services since December 2002. Mr. Kennedy served as the Company’s Vice President of Management Services from 1996 to December 2002. Mr. Kennedy served as Chief Operations Officer for IPN Network, LLC, a company that managed the business office functions of healthcare entities, from 1991 until 1995. Prior to that time, Mr. Kennedy served in regional financial roles for HealthTrust, Inc. and HCA.

EXECUTIVE COMPENSATION
Summary Executive Compensation Table
     The following table summarizes the compensation earned by the Company’s Chief Executive Officer and other executive officers for services rendered in all capacities to the Company for the years ended December 31, 2003, 2004 and 2005:

				Long-Term
				Compensation
				Awards
				Restricted	Securities
		Annual Compensation(1)		Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)(2)	Award(s)($)(3)	Options(#)	Compensation(4)
Richard E. Francis, Jr.	2005	$322,640	$288,121	$813,549	80,000	$26,194
Chairman of the Board and Chief	2004	313,271	313,271	—	80,000	4,777
Executive Officer	2003	304,119	304,119	—	88,030	4,699

Clifford G. Adlerz	2005	$256,647	$205,334	$545,641	50,000	$21,638
President and Chief Operating	2004	249,160	249,160	—	50,000	4,469
Officer	2003	241,915	241,915	—	69,972	4,354

William V. B. Webb	2005	$233,204	$104,950	$424,491	35,000	$19,410
Chief Development Officer	2004	226,411	169,809	—	35,000	5,398
	2003	219,817	164,863	—	40,629	5,255

Kenneth C. Mitchell	2005	$200,487	$35,099	$332,740	30,000	$17,577
Chief Financial Officer and Senior	2004	194,661	64,697	—	30,000	4,687
Vice President of Finance	2003	179,464	72,812	—	24,829	4,593

R. Dale Kennedy	2005	$190,285	$66,600	$192,600	20,000	$18,444
Senior Vice President of	2004	184,794	64,660	—	20,000	6,220
Management Services and	2003	179,362	62,777	—	9,480	6,004
Secretary

(1)	Perquisites and other personal benefits paid to each of the named executive officers is less than $50,000 or 10% of the total salary and bonus reported for the named executive officers and, therefore, the amount of that other annual compensation is not reported.

(2)	Messrs. Francis, Adlerz, Webb and Mitchell elected to participate in the Company’s Deferred Stock Purchase Program (the “Stock Purchase Program”) in 2005. Pursuant to the Stock Purchase Program, certain amounts of the bonuses awarded to these executive officers that otherwise would have been paid in cash and included in this column were used to purchase shares of restricted stock. Information about the restricted stock received in lieu of cash bonuses can be found under the column “Restricted Stock Awards” and in footnote 3.

(3)	On January 5, 2005, the executive officers received a grant of restricted stock as follows: Mr. Francis, 40,000 shares; Mr. Adlerz, 25,000 shares; Mr. Webb, 17,500 shares; Mr. Mitchell, 15,000 shares and Mr. Kennedy, 10,000 shares. The dollar value on the date of grant of the restricted stock awarded was: Mr. Francis, $770,400; Mr. Adlerz, $481,500; Mr. Webb, $337,050; Mr. Mitchell, $288,900; and Mr. Kennedy, $192,600. These shares vest according to the following schedule: 2.5% on January 5, 2006; an additional 20% on January 5, 2007; an additional 25% on January 5, 2008; an additional 25% on January 5, 2009; and an additional 27.5% on January 5, 2010. At December 31, 2005, the market value of all shares of unvested restricted stock held by each of the executive officers (based upon the closing market value stock price of $23.00) was: Mr. Francis, $920,000; Mr. Adlerz, $575,000; Mr. Webb, $402,500; Mr. Mitchell, $345,000; and Mr. Kennedy, $230,000.

On February 28, 2006, Messrs. Francis, Adlerz, Webb and Mitchell received a grant of restricted stock pursuant to the Stock Purchase Program in lieu of a portion of the cash bonus awarded to each such officer for 2005. The number of shares received by each executive officer is as follows: Mr. Francis, 1,813 shares; Mr. Adlerz, 2,695 shares; Mr. Webb, 3,674 shares and Mr. Mitchell, 1,842 shares. The dollar value on the date of grant of the restricted stock awarded was: Mr. Francis, $43,149; Mr. Adlerz, $64,141; Mr. Webb, $87,441; and Mr. Mitchell, $43,840. The shares vest on February 28, 2007.

Holders of shares of restricted stock have all rights of a stockholder, including the right to vote the shares and receive dividends and other disbursements paid or made with respect thereto.

(4)	The 2005 amounts represent: (a) Company contributions to the Supplemental Executive Retirement Plan for Mr. Francis of $19,358; Mr. Adlerz of $15,399; Mr. Webb of $13,585; Mr. Mitchell of $12,029; and Mr. Kennedy of $11,417; (b) Company contributions to the 401(k) Savings Plan for Mr. Francis of $3,150; Mr. Adlerz of $3,150; Mr. Webb of $3,150; Mr. Mitchell of $3,150; and Mr. Kennedy of $3,150; and (c) premiums the Company paid for term life insurance on behalf of each named executive officer of $3,686 for Mr. Francis; $3,089 for Mr. Adlerz; $2,675 for Mr. Webb; $2,398 for Mr. Mitchell; and $3,877 for Mr. Kennedy.
Option Grants In Last Fiscal Year
     The following table sets forth information concerning the stock options granted to the Company’s executive officers during 2005:

	Individual Grants
	Number of
	Securities	Percent of			Potential Realizable Value
	Underlying	Total Options			at Assumed Annual Rates of
	Options	Granted to	Exercise or		Stock Price Appreciation for
	Granted	Employees in	Base Price	Expiration	Option Term(1)
Name	(#)(2)	Fiscal Year	($/Sh)	Date	5%($)	10%($)
Richard E. Francis, Jr.	80,000	18.0%	$19.26	1/5/2015	$969,001	$2,455,638

Clifford G. Adlerz	50,000	11.3	19.26	1/5/2015	605,626	1,534,774

William V. B. Webb	35,000	7.9	19.26	1/5/2015	423,938	1,074,342

Kenneth C. Mitchell	30,000	6.8	19.26	1/5/2015	363,375	920,864

R. Dale Kennedy	20,000	4.5	19.26	1/5/2015	242,250	613,910

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the Common Stock of 5% and 10% compounded annually from the date of grant to the expiration date. Actual gains, if any, upon the exercise of stock options will depend on the future performance of the Common Stock and the date on which the options are exercised.

(2)	Options were granted pursuant to the Symbion Stock Incentive Plan and become exercisable in 25% increments at the anniversary date of the grant over a four-year period.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
     The following table provides certain information with respect to the executive officers concerning the exercise of options during 2005 and unexercised options held as of the end of 2005:

			Number of		Value of
			Securities Underlying		Unexercised
	Shares		Unexercised Options		In-the-Money Options
	Acquired on	Value	at Fiscal Year-End		at Fiscal Year-End(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard E. Francis, Jr	36,114	$530,912	165,590	217,871	$1,345,499	$1,158,226
Clifford G. Adlerz	31,600	$400,372	128,744	149,572	$1,063,024	$837,933
William V. B. Webb	22,571	$286,651	200,290	92,849	$3,426,182	$483,069
Kenneth C. Mitchell	13,543	$177,548	38,537	71,121	$294,089	$342,432
R. Dale Kennedy	15,800	$207,138	28,362	45,947	$224,439	$218,890

(1)	The closing price for the Common Stock, as reported by the Nasdaq National Market, on December 30, 2005 was $23.00. Value of in-the-money options is calculated on the basis of the difference between the exercise price of each such option and $23.00, multiplied by the number of shares of Common Stock underlying each such option.
Employment Agreements and Change-in-Control Arrangements
     Employment Agreements. The Company has entered into employment agreements with three of its executive officers, Richard E. Francis, Jr., Clifford G. Adlerz and William V. B. Webb. These employment agreements provide for base salaries that in 2005 were $322,640 for Mr. Francis, $256,647 for Mr. Adlerz and $233,204 for Mr. Webb, subject to annual increases in the discretion of the Compensation Committee. The Compensation Committee set 2006 base salaries of $377,640 for Mr. Francis, $288,647 for Mr. Adlerz and $251,204 for Mr. Webb. The employment agreements also provide for an incentive bonus payment upon achievement of goals set by the Compensation Committee, and entitle the employees to participate in the Company’s employee benefit programs and stock incentive plans.
     The initial term of each of these agreements is three years, which is automatically extended so that the term is three years until terminated. The Company may terminate each employment agreement for cause, including the employee’s willful misconduct, fraud or intentional neglect or material inattention to his duties that is not corrected within 30 days after the Company gives notice. In addition, either party may terminate the employment agreement at any time by giving prior written notice to the other party. However, the Company must pay the employee a severance benefit if it terminates his employment without cause or if the employee terminates his employment upon the occurrence of certain events specified in the agreement, including a change in the control of the Company and the Company’s material breach of the agreement that is not cured within 90 days. The severance benefit is generally equal to three times the employee’s highest base salary and incentive bonus amount during the preceding year. If the employee receives severance payments following a change in control that are subject to tax under Section 4999 of the Internal Revenue Code, the Company or the acquirer are to pay additional amounts to offset the effect of such taxes on the employee. Each of the employment agreements also includes a covenant not to compete in which the employee agrees that, during the term of the employment agreement and for a period of one year thereafter, he will not own or work for any other company that is predominantly engaged in the ownership and management of surgery centers.
     Severance Plan. The Company adopted an Executive Change in Control Severance Plan in December 1997, which currently provides for severance benefits for 29 employees, including two of the Company’s executive officers, Kenneth C. Mitchell and R. Dale Kennedy. Eligible individuals are those identified in the severance plan and whose employment is terminated in connection with a change in the control of the Company, as defined in the severance plan, and who are not offered employment by the Company or a successor employer that is substantially equivalent to or better than the position held with the Company immediately prior to the change in control or the position is not maintained for at least 12 months thereafter. The benefits provided are cash compensation equal to the eligible employee’s annual pay or one-half of the eligible employee’s annual pay, as set forth in the severance plan, and participation in medical, life, disability and similar benefit plans that are offered to the Company’s active employees or those of its successor for a period of six or 12 months, as provided in the severance plan. The severance plan does not cover individuals who are subject to individual employment agreements that address severance on a change in control.
Equity Compensation Plan Information
     The following table provides aggregate information as of December 31, 2005 with respect to shares of the Company’s Common Stock that may be issued under existing equity compensation plans, including the Incentive Plan, the Symbion Non-Employee Directors Stock Option Plan (the “Non-Employee Directors Plan”), the Symbion Employee Stock Purchase Plan (the “Purchase Plan”), the Ambulatory Resource Centres, Inc. Nonqualified Initial Option Plan (the “ARC Initial Plan”) and the Amended and Restated Ambulatory Resource Centres, Inc. 1997 Stock Option Plan (the “ARC 1997 Plan”).

	Number of securities to be			Number of securities remaining
	issued upon exercise of		Weighted-average exercise	available for future issuance under
	outstanding options,		price of outstanding options,	equity compensation plans (excluding
	warrants and rights		warrants and rights	securities reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,953,216	(1)	$15.19	721,608	(2)(3)
Equity compensation plans not approved by security holders	—		—	—

Total	1,953,216		$15.19	721,608

(1)	Includes the following:
•	1,669,555 shares of Common Stock to be issued upon exercise of outstanding stock options granted under the Incentive Plan;

•	105,390 shares of Common Stock to be issued upon exercise of outstanding stock options granted under the Non-Employee Directors Plan;

•	54,194 shares of Common Stock to be issued upon exercise of outstanding stock options granted under the ARC Initial Plan; and

•	124,077 shares of Common Stock to be issued upon exercise of outstanding stock options granted under the ARC 1997 Plan.
(2)	Includes the following:
•	370,898 shares of Common Stock available for issuance under the Incentive Plan;

•	43,600 shares of Common Stock available for issuance under the Non-Employee Directors Plan; and

•	307,110 shares of Common Stock available for issuance under the Purchase Plan.
(3)	The maximum number of shares available for issuance under the Non-Employee Directors Plan is equal to 0.75% of the total number of shares of the Company’s Common Stock outstanding on a fully diluted basis, up to a maximum of 380,899 shares and is subject to adjustment for stock splits, consolidation or stock dividends of the Common Stock. The maximum number of shares available for issuance under the Incentive Plan is equal to 12.5% of the total number of shares of the Company’s Common Stock outstanding on a fully diluted basis, up to a maximum of 6,348,328 shares and is subject to adjustment for stock splits, consolidation or stock dividends of the Common Stock.
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee of the Board of Directors during 2005 consisted of Messrs. Bryant and Wilds. See “ — Certain Transactions” for a description of certain relationships between the Company and Messrs. Bryant and Wilds.

Certain Transactions
     Pursuant to an agreement dated as of July 18, 2003, affiliates of Messrs. Bryant, Tyrrell, Burton and Wilds and Richland Ventures II, L.P. and Richland Ventures III, L.P. purchased an aggregate principal amount of about $3.76 million of 14 3/4% Senior Subordinated Notes due 2008 issued by the Company during 2003. On March 8, 2004, the Company repaid all of the outstanding indebtedness under these notes and paid about $94,100 of redemption premiums and $81,700 of accrued interest. Pursuant to the agreement, these investors committed to purchase additional notes from the Company in the aggregate principal amount of up to about $906,400 at any time prior to July 18, 2005 if the Company decided to issue additional notes. However, the Company did not issue any additional notes.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
     The Compensation Committee is responsible for setting the total compensation package, including equity and non-equity incentives, for Richard E. Francis, Jr., the Company’s Chief Executive Officer, and the other executive officers of the Company. In addition, the Compensation Committee evaluates the performance of the executive officers of the Company and related matters. The Compensation Committee generally is responsible for establishing and administering executive compensation policies and programs within the framework of the committee’s compensation philosophy. The Compensation Committee reviews its decisions with the full Board of Directors. A number of business factors relevant to the Company were compared with those of a peer group of other comparably sized companies in the same industry by the Compensation Committee in determining executive compensation for 2005.
Compensation Policies
     The Company’s executive compensation policies are designed to complement and contribute to the achievement of the Company’s business objectives. In 2005, the Compensation Committee engaged the firm of Watson Wyatt Worldwide as its independent compensation consultant to review and assist the committee in developing its compensation policy. The Compensation Committee’s general philosophy is that executive compensation should:
•	Link rewards paid to executives to corporate and individual performance;

•	Provide incentive opportunities that will motivate managers to achieve the Company’s long-term objectives;

•	Be competitive within the Company’s industry and community and responsive to the needs of our executives;

•	Attract, retain, motivate and reward individuals of the highest quality in the industry with the experience, skills and integrity necessary to promote the Company’s success;

•	Comply with all applicable laws and Nasdaq member rules and guidelines, and be appropriate in light of reasonable and sensible standards of good corporate governance; and

•	Be monitored periodically to assess the cost of compensation programs in comparison to stockholder value and Company and executive performance.
Consistent with these objectives, and based on recommendations received from Watson Wyatt, the Company adopted its current executive compensation programs. To evaluate executive officer compensation, the Compensation Committee gathers information from a database composed of companies that operate in the United States in the health services industry that are comparable to the Company’s size when considering revenue, market capitalization and other appropriate indicators, as well as other relevant information, surveys and data. The comparable companies comprise the market for purposes of the Compensation Committee’s consideration of executive compensation. Compensation payable to executives under the Company’s executive compensation program is linked to organization performance, both short-term and long-term. The Compensation Committee expects a close correlation between compensation paid to Company executives and the tactical and strategic success of the Company. The Company’s executive compensation program consists of several elements that support our compensation objectives, including base salary, annual incentives in the form of cash bonuses, and long-term equity incentives paid pursuant to the Stock Incentive Plan.

Base Salaries
     The Compensation Committee reviews the base salaries of the Company’s executive officers on an annual basis. Base salaries are determined based on a subjective assessment of the nature and responsibilities of the position involved, the performance of the particular officer and of the Company, the officer’s experience and tenure with the Company and base salaries paid to persons in similar positions with companies comparable to the Company. The base salaries paid to Richard E. Francis, Jr., Clifford G. Adlerz and William V.B. Webb are subject to the terms of the employment agreements between these executive officers and the Company. Base salaries for the Company’s executives for 2005 were as follows: $322,640 for Richard E. Francis, Jr., $256,647 for Clifford G. Adlerz, $233,204 for William V.B. Webb, $200,487 for Kenneth C. Mitchell and $190,285 for R. Dale Kennedy.
Annual Bonuses
     Annual cash bonuses are intended to motivate executive officers to achieve pre-determined financial or other goals appropriate to each executive officer’s area of responsibility set by the Compensation Committee, consistent with the Company’s overall business strategies.
     The 2005 bonuses of Richard E. Francis, Jr. and Kenneth C. Mitchell were based 75% upon the Company’s attainment of earnings per share targets during 2005 and 25% upon the Company’s attainment of profit targets. The bonuses of Clifford G. Adlerz and R. Dale Kennedy were based 50% upon the Company’s attainment of earnings per share targets during 2005 and 50% upon the Company’s attainment of profit targets. The bonus of William V.B. Webb was based 30% upon targets related to profits of surgery centers acquired or developed during 2005; 35% upon targets related to the number of development transactions completed during 2005 and 35% upon the Company’s attainment of earnings per share targets during 2005.
     Certain officers and other employees who are selected by the Compensation Committee may elect to forego up to 100% of the year-end cash bonus that would otherwise be paid and receive restricted shares of the Company’s Common Stock under the Company’s Deferred Stock Purchase Program (the “Deferred Stock Program”). The restricted shares are issued under the Company’s Stock Incentive Plan at a 20% discount from the market price pursuant to the Deferred Stock Program. The shares vest one year after the date the cash bonus would have otherwise been paid, or immediately upon death, disability or a change of control of the Company. If shares are forfeited as a result of early termination of employment, the Company will repurchase the shares under a discounted formula. Messrs. Francis, Adlerz, Webb and Mitchell elected to participate in the Deferred Stock Program for 2005. See “Executive Compensation — Summary Executive Compensation Table” for details of the bonuses paid and restricted stock issued to executive officers.
Equity-Based Compensation
     The Compensation Committee believes that the availability of options and restricted stock awards under the Company’s Stock Incentive Plan give executives a long-term stake in Symbion’s long-term performance. In determining the total number of options or restricted stock awards to be granted under the Stock Incentive Plan, the Compensation Committee considers the available number of shares, but has no fixed formula for determining the total number of awards to be granted. Based on recommendations from Watson Wyatt, the Compensation Committee granted options to purchase shares of the Company’s Common Stock and restricted stock to executive officers in 2005, including a special one-time grant to certain officers as a bonus for successful achievement of the Company’s long-term strategic and economic objectives, including the initial public offering in 2004.
     Generally, awards of stock options become exercisable in four equal annual installments, beginning one year after the date of grant. Because the exercise price of options under the Stock Incentive Plan is the market value of the Company’s Common Stock on the date of grant, executives will realize a gain through the award of stock options if the value of the Common Stock increases over the period that options become exercisable. As described in Proposal 2, the Company is seeking approval of an amendment and restatement of the Stock Incentive Plan that will give the Compensation Committee a broader range of equity and performance incentives to help achieve balance in performance incentives. If approved, the Compensation Committee will be permitted to provide incentives that are not tied solely to gains in the Company’s market value. For information on options granted to named executive officers in 2005, see “Option Grants in Last Fiscal Year” on page 18. Generally, awards of restricted stock become exercisable over a period of at least five years in varying percentages provided that the named executive officer continues to be employed by the Company on any given date that the restricted stock becomes vested. For information on restricted stock awards to named executive officers in 2005, see “Executive Compensation — Summary Executive Compensation Table” and associated footnotes beginning on page 17.
Compensation of Chief Executive Officer
     The compensation program for the Chief Executive Officer falls under the general compensation strategy, framework and guidelines established for all executive officers of the Company, with specific compensation levels and award opportunities established by the Compensation Committee. For establishing the base salary of Richard E. Francis, Jr., the Chief Executive Officer of the Company, the Compensation Committee considers a number of factors, including Mr. Francis’ development and implementation of the Company’s strategy and the growth, competitive position and profitability of the Company and the levels of compensation paid within the Company’s peer group for successful performance. The base salary paid to Mr. Francis is subject to the terms of his employment agreement with the Company. The Compensation Committee established Mr. Francis’ 2005 base salary at $322,640. As Chief Executive Officer, Mr. Francis is entitled to earn an annual cash bonus and receive equity-based compensation grants on the same basis as all other executive officers of the Company. For 2005, Mr. Francis received a cash bonus of $288,121 and 1,813 shares of restricted stock in lieu of an additional cash bonus. In addition, he received a grant of options to purchase 80,000 shares of the Company’s Common Stock and 40,000 shares of restricted stock under the Symbion Stock Incentive Plan. Details of the option grant and restricted stock award can be found under “Executive Compensation.”
Supplemental Executive Retirement Plan
     In January 2005, the Compensation Committee adopted a Supplemental Executive Retirement Plan (the “SERP”). The SERP is a nonqualified deferred compensation program for officers of the Company and other key employees determined by the Compensation Committee. The SERP is designed and administered in accordance with the requirements of the Internal Revenue Code to defer the taxation on compensation earned by participating employees. Participating employees can elect to defer up to 25% of their base salary and up to 50% of their year-end bonus. For employees who contribute at least 2% of their base salary, the Company will contribute 2% of the employee’s base salary. The Company in its discretion may make additional contributions based on achievement of performance goals or other Company objectives. Employee contributions pursuant to the SERP are 100% vested at all times. Company contributions become vested one year after contribution, and immediately upon death, disability or change in control of the Company. Participating employees will direct the investment of their accounts in mutual funds and/or other appropriate investment media selected by the Company. Assets invested pursuant to the SERP are designated for paying SERP benefits but are subject to the claims of the Company’s creditors. For information on contributions made by the Company in 2005 pursuant to the SERP, see the “Summary Executive Compensation Table” and associated footnotes beginning on page 17.
Tax Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to an executive officer named in the Summary Compensation Table in this Proxy Statement. However, compensation that is paid under a “performance-based” plan, as defined in Section 162(m), is fully deductible without regard to the general limit. Section 162(m) also permits full deductibility for certain pension contributions and other payments. The Compensation Committee considers the impact of Section 162(m) in establishing and administering the Company’s compensation policies and plans, and endeavors, when possible, to design compensation programs that are within an exception to the Section 162(m) limits on deductibility.

     The Company’s executive compensation strategy is intended to be cost- and tax-effective. The Company has taken action with respect to certain of its compensation plans so that they may qualify for the performance-based compensation exception to Section 162(m). One of the reasons for the amendment to the Stock Incentive Plan described in Proposal 2 is to provide features that will make equity and cash awards qualify as performance-based compensation. All compensation paid in 2005 under current compensation programs will be fully deductible under Section 162(m).

Members of the Compensation Committee Frederick L. Bryant David M. Wilds

AUDIT AND COMPLIANCE COMMITTEE REPORT
     The following Report of the Audit and Compliance Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
     The Audit and Compliance Committee of the Board of Directors consists entirely of directors who meet the independence and experience requirements of the Nasdaq National Market. The role and responsibilities of the Audit and Compliance Committee are set forth in its charter. As more fully described in its charter, the Audit and Compliance Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of the financial statements to U.S. generally accepted accounting principles. The internal auditor is responsible to the Audit and Compliance Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit and Compliance Committee and Board determine.
     The Audit and Compliance Committee engaged Ernst & Young LLP as the Company’s independent auditors for 2005. This recommendation was ratified by the Company’s stockholders at the Annual Meeting of Stockholders on May 10, 2005.
     To fulfill its responsibilities, the Audit and Compliance Committee has met and held discussions with management and the independent auditors concerning the consolidated financial statements for the fiscal year ended December 31, 2005, including meetings with representatives of Ernst & Young LLP without members of management and meetings with the Company’s internal auditor without other members of management. Management represented to the Audit and Compliance Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit and Compliance Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit and Compliance Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit and Compliance Committee also reviewed with management and the independent auditors significant issues regarding critical accounting policies, practices and judgments.
     In addition, the Audit and Compliance Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit and Compliance Committee also pre-approved specific services to be provided by Ernst & Young LLP and considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.
     The Audit and Compliance Committee discussed with the internal auditor the Company’s internal controls and reporting procedures. As part of this process, the Audit and Compliance Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit and Compliance Committee also reviews the results of internal audits of the Company’s facilities.
     The Audit and Compliance Committee also met with the independent auditors and the internal auditor at various times throughout and following the year to discuss and assess the Company’s internal control over financial accounting and compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
     Based on the Audit and Compliance Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, as described above and in reliance thereon, the Audit and Compliance Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.
     The Audit and Compliance Committee also oversees the Company’s compliance with appropriate policies and ethical standards, including those stated in the Company’s Corporate Compliance Policy Manual and Code of Ethics. In performing its compliance related functions in 2005, the Audit and Compliance Committee met with the Company’s Compliance Officer, reviewed calls received on the Company’s hotline and actions taken in response and discussed with management the Company’s compliance with legal and ethical requirements.

Members of the Audit and Compliance Committee Donald W. Burton Eve M. Kurtin Jack Tyrrell

COMPARATIVE PERFORMANCE GRAPH
     The following graph compares the percentage change of cumulative total stockholder return on the Common Stock with (a) the performance of a broad equity market indicator, the Nasdaq Stock Market (United States) Index (the “Broad Index”) and (b) the performance of an industry index, the Nasdaq Health Services Index (the “Industry Index”). The graph begins on February 6, 2004, the date on which the Common Stock first began trading on the Nasdaq National Market, and the comparison assumes the investment of $100 on such date in each of the Common Stock, the Broad Index and the Industry Index and assumes the reinvestment of all dividends, if any.

	2/6/04	12/04	12/05

Symbion, Inc.	100	118.52	123.46

NASDAQ Stock Market (U.S.)	100	106.44	120.07

NASDAQ Health Services	100	115.22	124.57

GENERAL INFORMATION
Other Matters
     The Board of Directors is not aware of any other matters to be brought before the Annual Meeting. If any other matters, however, are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have authority to vote all proxies with respect to such matters in accordance with the recommendation of the Board of Directors.
Stockholder Proposals for 2007 Annual Meeting
     The Company must receive stockholder proposals intended to be presented at the 2007 annual meeting of stockholders at its principal executive offices at 40 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215 no later than December 5, 2006, in order for the proposals to be included in the proxy statement and form of proxy for that meeting.
     Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the preceding year’s annual meeting. With respect to the 2007 annual meeting, notice must be received by the Company between December 5, 2006 and January 4, 2007. In addition, any stockholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to stockholder nominations. See “Corporate Governance – Director Nominee Evaluation Process” for additional information about stockholder nominations. These requirements are separate from and in addition to the requirements of the Securities and Exchange Commission that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.
Counting of Votes
     The matters that are specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the results.
Certain Matters Relating to Proxy Materials and Annual Reports
     The delivery rules regarding proxy statements and annual reports may be satisfied by delivering a single copy of a proxy statement and annual report to an address shared by two or more stockholders. This method of delivery is referred to as “householding.” Currently, the Company is not householding for registered stockholders, but brokers, dealers, banks or other entities which hold Common Stock in “street name” for beneficial owners of Common Stock and which distribute proxy statements and annual reports they receive to beneficial owners may be householding. Such brokers, dealers, banks or other entities may deliver only one proxy statement and annual report to certain multiple stockholders who share an address, unless the Company or such other distributor has received contrary instructions from one or more of those stockholders. The Company undertakes to deliver promptly upon request a separate copy of the proxy statement and/or annual report to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold shares of Common Stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please call (615) 234-5900 or send a written request to the Company’s Secretary at Symbion, Inc., 40 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215. Stockholders who hold Common Stock through a broker, dealer, bank or other entity, who share an address and are receiving multiple copies of annual reports or proxy statements and who prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report, as requested, by contacting such broker, dealer, bank or other entity.

Miscellaneous
     The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.
     Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. Requests should be directed to the Company’s Secretary at 40 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215.

SYMBION, INC.

Richard E. Francis, Jr.
Chairman and Chief Executive Officer

April 4, 2006

Appendix A
Symbion
Long Term Incentive Plan
Preamble
     WHEREAS, Symbion, Inc., formerly known as UniPhy Healthcare, Inc., (the “Company”), established the Symbion, Inc. Stock Option Plan (the “Plan”) through which the Company may award options to purchase the common stock of the Company to directors, officers, employees and consultants and advisors of the Company and its affiliates;
     WHEREAS, the Company amended and restated the Plan, effective March 28, 2002;
     WHEREAS, the Company now desires to amend and restate the Plan in order to (i) increase the number of shares of stock available for issuance hereunder by 1,078,847 shares, (ii) to provide for the issuance of additional types of equity incentive awards, including performance shares, performance units, restricted stock units, and stock appreciation rights that are settled in stock, and to provide that certain amounts payable hereunder be eligible to qualify as “performance based compensation” within the meaning of section 162(m)(4)(C) of the Internal Revenue Code, and (iii) to limit the number of shares that may be issued pursuant to new awards of restricted stock to 539,423 shares;
     WHEREAS, the modifications to the amended and restated Plan include long-term incentives payable in stock and in cash, and the Company desires to change the name of the plan in order to reflect such long term incentives; and
     WHEREAS, such modifications have been approved by the stockholders of the Company at its annual meeting on May 9, 2006;
     NOW, THEREFORE, the Company hereby amends and restates the Plan, to be known as the Symbion Long Term Incentive Plan, effective May 9, 2006.
ARTICLE I. DEFINITIONS
     1.1 Affiliate. A corporate parent, corporate subsidiary, limited liability company, partnership or other business entity that is directly or indirectly wholly-owned or controlled by the Company.
     1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Award granted to such Participant.
     1.3 Award. A right that is granted under the Plan to a Participant by the Company, which may be in the form of Options, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or SARs.
     1.4 Board. The board of directors of the Company.
     1.5 Code. The Internal Revenue Code of 1986, as amended.
     1.6 Committee. A committee of the Board that is designated by the Board as the “compensation committee” or is otherwise designated to administer the Plan and is composed of at least two individuals or such number that satisfies the minimum requirements of section 162(m)(4)(C) of the Code, Rule 16b-3 of the Exchange Act, and the member rules of any trading exchange (e.g., the New York Stock Exchange) or reporting system (e.g., the Nasdaq National Market System, the OTC Bulletin Board System) upon which Stock is traded, whose members are not employees of the Company or an Affiliate.
     1.7 Company. Symbion, Inc. and its successors.

     1.8 Date of Exercise. The date that the Company accepts tender of the exercise price with respect to an Option, or any other Award with a purchase price condition, or the date the Participant makes an effective election to exercise under the terms of any Award that does not include a purchase price condition.
     1.9 Exchange Act. The Securities Exchange Act of 1934, as amended.
     1.10 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below (unless the Committee determines in good faith the fair market value of the Stock to be otherwise):
(a)	If the Stock is traded on a trading exchange (e.g., the New York Stock Exchange) or is reported on the Nasdaq National Market System, another Nasdaq automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be determined by reference to the price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined.

(b)	If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee or the Board in a manner consistent with sections 409A and 422 of the Code, as applicable.
     1.11 Incentive Option. An Option that is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code. An Incentive Option, or a portion thereof, shall not be invalid for failure to qualify under section 422 of the Code, but shall be treated as a Nonqualified Option.
     1.12 Nonqualified Option. An Option that is not an Incentive Option.
     1.13 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement. As used herein, an Option includes both Incentive Options and Nonqualified Options.
     1.14 Participant. A director, officer, employee, consultant or advisor of the Company or of an Affiliate who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.
     1.15 Performance Award. An Award of “Performance Shares” or “Performance Units” described in Section 4.7 that is denominated as a number of shares of Stock or an amount of cash transferred to a Participant upon the achievement of performance goals within the Performance Period specified in the Award. A Performance Share Award may be a grant of Stock that is subject to restrictions on transfer by and/or a risk of forfeiture to the Participant or, if so specified in the Award, may be the unfunded promise to receive Stock in the future that is not a transfer of property within the meaning of section 83 of the Code.
     1.16 Performance Period. The period designated by the Committee during which a Participant must satisfy conditions or performance objectives stated in an Award. The duration of any Performance Period shall be at least six months.
     1.17 Plan. The Symbion Long Term Incentive Plan, as amended and restated.
     1.18 Restricted Stock. A grant of Stock that is subject to restrictions on transfer by and/or a risk of forfeiture to the Participant, as described in Section 4.5. Restricted Stock awarded to a Participant shall cease to be Restricted Stock at the time that such restrictions and risks of forfeiture lapse in accordance with the terms of the Agreement or Plan.
     1.19 Restricted Stock Unit. An Award described in Section 4.6 that entitles a Participant to receive a future transfer of Stock under conditions specified by the Committee. A Restricted Stock Unit represents an unfunded promise by the Company and is not a transfer of property within the meaning of section 83 of the Code.

     1.20 SAR or Stock Appreciation Right. An Award described in Section 4.8 that entitles a Participant to receive a number of shares of Stock under conditions specified by the Committee, and conditioned on the appreciation in the Fair Market Value of Stock on the Date of Exercise. An SAR represents an unfunded promise by the Company and is not a transfer of property within the meaning of section 83 of the Code.
     1.21 Stock. The common stock of the Company.
     1.22 Ten Percent Stockholder. An individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time he is granted an Incentive Option. For the purpose of determining if an individual is a Ten Percent Stockholder, he shall be deemed to own any voting stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.
ARTICLE II. PURPOSE
     The purpose of this Plan is to encourage ownership of Stock of the Company by directors, officers, employees, consultants and advisors of the Company and any current or future Affiliate. This Plan is intended to provide an incentive and bonus for maximum effort in the successful operation of the Company and is expected to benefit the stockholders by associating the interests of the Company’s employees with those of its stockholders and by enabling the Company to attract and retain personnel of the best available talent by providing an opportunity to acquire proprietary interests created by this Plan. Proceeds from the purchase of Stock pursuant to this Plan shall be used for the general business purposes of the Company.
ARTICLE III. ADMINISTRATION
     3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:
(a)	Interpret all provisions of this Plan;

(b)	Prescribe the form of any Agreement and notice and manner for executing or giving the same;

(c)	Make amendments to all Agreements;

(d)	Adopt, amend, and rescind rules for Plan administration;

(e)	Make all determinations it deems advisable for the administration of this Plan; and

(f)	Delegate authority to administer the Plan and/or to exercise its authority to grant certain Awards from time to time to an appropriate member of the Board, officer of the Company or subcommittee of the Committee.
     3.2 Authority to Grant Awards. The Committee shall have authority to grant Awards upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option.
     3.3 Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to section 16(b) of the Exchange Act, without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE IV. AWARD ELIGIBILITY AND LIMITATIONS
     4.1 Participation. The Committee may from time to time designate directors, officers, employees, consultants and advisors to whom Awards are to be granted and who are eligible to become Participants. Such designation shall specify the number of shares of Stock, Restricted Stock Units, Performance Shares, Performance Units or SARs, if any, subject to each Award. All Awards granted under this Plan shall be evidenced by Agreements that shall be subject to applicable provisions of this Plan or such other provisions as the Committee may adopt that are not inconsistent with the Plan.
     4.2 Grant of Awards. An Award shall be deemed to be granted to a Participant at the time that the Committee designates in a writing that is adopted by the Committee as the grant of an Award, and that makes reference to the name of the Participant and the number of shares of Stock that are subject to the Award and the Performance Period, if any, during which the Award may become exercisable or vested. Accordingly, an Award may be deemed to be granted prior to the approval of this Plan by the stockholders of the Company and prior to the time that an Agreement is executed by the Participant and the Company. The Committee may grant Awards that are intended to qualify as “performance based compensation,” within the meaning of section 162(m) of the Code, in accordance with the conditions specified in Section 4.9, as well as Awards that are not so qualified. Except for Awards that are intended to qualify under section 162(m) of the Code, the Committee may establish performance conditions in the Award from among the business criteria described in Section 4.9 or such other business criteria as it determines in its sole discretion.
     4.3 Limitations on Grants. With respect to any Options, SARs and any Awards that are designated by the Committee to qualify as performance based compensation under section 162(m) of the Code, the maximum number of shares with respect to which such Awards may be granted to any individual for any calendar year under the Plan is 300,000, subject to increases and adjustments as provided in Article 8. The maximum amount of cash that may be payable under a Performance Unit Award to any individual for any calendar year is $4,000,000.
     4.4 Limitations on Incentive Options. A person who is not an employee of the Company or an Affiliate is not eligible to receive an Incentive Option. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year (under all stock incentive plans of the Company and its Affiliates) exceeds $100,000 (or the amount specified in section 422 of the Code), determined as of the date an Incentive Option is granted, such Options shall be treated as Nonqualified Options. This provision shall be applied by taking Incentive Options into account in the order in which they were granted.
     4.5 Restricted Stock. Each Award of Restricted Stock to a Participant shall specify the risks of forfeiture and/or restrictions on transfer during a Performance Period. The Committee may grant Restricted Stock to a Participant as a part of any arrangement established by the Committee and specified in an Agreement, and may include the obligation by the Participant to pay a purchase price specified by the Committee.
     4.6 Restricted Stock Units. Each Restricted Stock Unit Award shall specify the number of shares of Stock or the formula for determining the number of shares of Stock that a Participant may receive upon the satisfaction of conditions specified in the Award during the Performance Period, which may include the obligation of the Participant to pay a purchase price specified by the Committee. A Participant who receives Restricted Stock Units shall not be treated as a stockholder of the Company until the conditions specified in the Award have been satisfied therefor. Unless otherwise specified in an Agreement, Participants shall not be entitled to receive dividend equivalents on Restricted Stock Units.
     4.7 Performance Awards. Performance Awards granted by the Committee shall be denominated as either Stock (“Performance Shares”) or cash (“Performance Units”), or a combination thereof. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more Performance Periods and performance goals to be achieved during the applicable Performance Periods, the target unit value or range of unit values to be achieved, as well as such other restrictions and conditions as the Committee deems appropriate. Each Performance Award shall specify the formula for determining the payment that a Participant may receive upon the satisfaction of conditions specified in the Award during the Performance Period. No Performance Period shall exceed ten years from the date the Award is granted. Subject to restrictions on modifications for Awards intended to qualify under section 162(m) of the Code, the performance goals may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. At the end of the Performance Period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Stock. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period, or such later time specified in the terms of the Award.
     4.8 Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon surrender of the right but without other payment, an amount based on appreciation in the Fair Market Value of the Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. Each SAR Award shall specify the number of shares of Stock upon which the Award is based, or the formula for determining the number of shares of Stock that a Participant may receive upon the satisfaction of conditions specified in the Award during the Performance Period. A Participant who receives SARs shall not be treated as a stockholder of the Company until the conditions specified in the Award for receiving Stock have been satisfied therefor. Unless otherwise specified in an Agreement, Participants shall not be entitled to receive dividend equivalents on SARs.
(a)	A SAR will be exercisable as determined by the Committee, but in no event after 10 years from the date of grant. The base price of a SAR shall be determined by the Committee in its sole discretion; provided, however, that the base price per share shall not be less than 100% of the Fair Market Value of Stock on the date of grant.

(b)	A SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Stock on the Date of Exercise over the base price of such SAR, by (ii) the number of shares as to which such SAR is exercised. Payment of the amount determined under the foregoing shall be made in shares of Stock valued at their Fair Market Value on the Date of Exercise.
     4.9 Section 162(m) Requirements. For Awards other than Options or SARs that are designated by the Committee to qualify as performance based compensation under section 162(m) of the Code, the Committee shall make all determinations necessary to establish the terms of the Award so that the compensation payable will so qualify within the requirements of Treasury Regulation §1.162-27. All such Awards shall be subject to the following terms and conditions:
(a)	Awards shall be made no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the lapse of 25% of the Performance Period.

(b)	The terms of each Award shall specify the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Stock payable upon achieving the applicable performance goals.

(c)	As and to the extent required, the terms of the Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may give the Committee discretion to decrease the amount of compensation payable).

(d)	The performance criteria upon which the payment or vesting of an Award shall be limited to one or more of the following business measures, which may be applied with respect to the Company, any affiliate or any business unit, and which may be measured on an absolute or relative to peer-group basis: (i) stockholder return, (ii) return on equity, (iii) return on capital, (iv) earnings per share, (v) EBITDA (earnings before interest, taxes and depreciation), (vi) profitability, (vii) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital), (viii) completion of development projects, (ix) revenue, and (x) working capital.
ARTICLE V. STOCK SUBJECT TO PLAN
     5.1 Source of Shares. Upon the transfer of Stock to a Participant pursuant to the terms of an Award, the Company shall deliver Stock that is authorized but previously unissued or that is held by the Company as treasury stock.
     5.2 Maximum Number of Shares. The maximum number of shares of Company Stock available for issuance under the Plan is 4,021,476; provided, however, that no more than 684,107 of such shares of Stock may be issued pursuant to Restricted Stock Awards in the aggregate. This number is subject to increases and adjustments as provided in Article 8.
     5.3 Forfeitures. Stock that has been previously allocated to an Award shall become available for allocation and/or issuance under a new Award (or, as appropriate, Restricted Stock) to the extent that (i) shares covered by an Award have not been transferred to the Participant at the time the Award expires or is terminated, or (ii) shares transferred under an Award are forfeited to the Company under the terms of an Award or otherwise fail to become vested by the end of the Performance Period.
ARTICLE VI. EXERCISE AND STOCKHOLDER RIGHTS
     6.1 Option Exercise Price. The exercise price of an Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted. In the case of a Ten Percent Stockholder, however, the exercise price of an Incentive Option shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Incentive Option is granted.
     6.2 Right to Exercise. An Option may be exercisable on the date of grant or on such other date(s) established by the Committee or provided for in an Agreement, provided, however, that Options granted to officers or directors subject to section 16 of the Exchange Act shall not be exercisable or transferable, and restrictions on Restricted Stock shall not lapse, until at least six months after the Award is granted.
     6.3 Maximum Exercise Period. The maximum period in which an Award may be exercised shall be determined by the Committee on the date of grant except that no Incentive Option shall be exercisable after the expiration of 10 years (five years in the case of Incentive Options granted to a Ten Percent Stockholder) from the date it was granted. A Participant must exercise an Incentive Option while he is an employee of the Company or an Affiliate, or within three months of termination of employment with the Company and its Affiliates (one year in the case of termination due to disability or death).
     6.4 Transferability. Any Award granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that an Award that is not an Incentive Option may be transferable to the extent provided in an Agreement. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation or liability of such Participant.
     6.5 Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares of Stock covered by an Award until shares have been transferred to the Participant due to the exercise of Options, Performance Awards, Restricted Stock Units or SARs or upon the grant of shares under a Restricted Stock or Performance Share Award. Upon the transfer of Stock hereunder, a Participant will have all rights of a stockholder unless otherwise provided in an Award Agreement.
     6.6 Employee Status. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of employment for purposes of determining questions of forfeiture and exercise of an Award after termination of employment. With respect to an Incentive Option, such period of unemployment that is longer than three months following termination may be treated as employment if consistent with section 422 of the Code pursuant to a federal statute, Treasury Regulation, or a published ruling of the Internal Revenue Service that has general application.
ARTICLE VII. METHOD OF EXERCISE
     7.1 Exercise. An Option or other Award granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VI and IX, an Award may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine.
     7.2 Payment. Except as otherwise provided by the Agreement, payment of an Award exercise price shall be made in (i) cash, (ii) Stock that was acquired at least six months prior to the exercise of the Option, (iii) upon approval by the Committee, an exercise involving the pledge of shares and a loan through a broker described in Securities and Exchange Commission Regulation T, (iii) upon approval by the Committee, surrendering a portion of an Option in order to receive only a net number of shares of Stock upon exercise, (iv) other consideration acceptable to the Committee, or (v) a combination thereof.
     7.3 Withholding Tax Requirements. Upon any taxable event that occurs with respect to the grant, exercise or lapse of restrictions with respect to an Award, or otherwise, the Participant shall, upon notification of the amount due and as a condition to exercise of an Award, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. Generally, such withholding requirements shall not apply to the exercise of an Incentive Option, or to a disqualifying disposition of Stock that is acquired with an Incentive Option, unless the Committee gives the Participant notice that withholding described in this Section is required.
     7.4 Issuance and Delivery of Shares. Subject to the conditions of Article IX, shares of Stock to be issued pursuant to an Award shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after (i) a Participant receives an Award of Restricted Stock or shares under a Performance Award, or the Date of Exercise with respect to an Option or other Award, and (iii) all conditions for transfer of Stock specified in an Award have occurred; provided, however, that the Company may condition the delivery of shares on the Participant’s execution of any applicable stockholder agreement or agreement described in Section 9.2 that the Company requires at the time of exercise; and provided further that the Company may delay the delivery of Stock until all restrictions specified in an Award have lapsed and the Stock is no longer subject to a substantial risk of forfeiture.
ARTICLE VIII. ADJUSTMENT UPON CORPORATE CHANGES
     8.1 Adjustments to Shares. The maximum number of shares of Stock with respect to which Awards hereunder may be granted and which are the subject of outstanding Awards shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:
(a)	the Company or an Affiliate effects one or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;

(b)	the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or

(c)	there occurs any other event that in the judgment of the Committee necessitates such action;
provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Awards specified herein that are proportionate to the modifications of the Stock that are on account of such corporate changes. Notwithstanding the foregoing, the Committee may not modify the Plan or the terms of any Awards then outstanding or to be granted hereunder to provide for the issuance under the Plan of a different class of stock or kind of securities.
     8.2 Substitution of Awards on Merger or Acquisition. The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the

Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Article V.
     8.3 Effect of Certain Transactions. The provisions of this Section shall apply to the extent that an Agreement does not otherwise expressly address the matters contained herein. If the Company experiences an event which results in a “Change in Control,” as defined in Section 8.3(a), then, whether or not the vesting requirements set forth in any Agreement have been satisfied, (i) all unvested rights to shares of Stock that are outstanding under an Award at the time of the Change in Control shall become fully vested and all restrictions shall lapse upon the Change in Control event, and (ii) all Options that are outstanding at the time of the Change in Control shall become fully vested and exercisable immediately prior to the Change in Control event.
(a)	A Change in Control will be deemed to have occurred for purposes hereof, if any one of the following events occur:
     (1) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as that term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company, or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (2) the Company or its Subsidiaries, or (3) any Person in connection with a Non-Control Transaction (as hereinafter defined);
     (2) The individuals who, as of the date of this Plan, are members of the Company’s Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Company’s Board of Directors; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company’s Board of Directors (a “Proxy Contest’’) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
     (3) Approval by stockholders of the Company of:
          (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a Non-Control Transaction. A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:
             (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and
             (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the voting securities of the Surviving Corporation;
          (ii) A complete liquidation or dissolution of the Company; or
          (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
(b)	Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(c)	Notwithstanding anything to the contrary contained herein, a change in ownership that occurs as a result of a public offering of the Company’s equity securities that is approved by the Board shall not alone constitute a Change in Control.
     8.4 No Adjustment upon Certain Transactions. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.
     8.5 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased will be returned to the Participant.
ARTICLE IX. LEGAL COMPLIANCE CONDITIONS
     9.1 General. No Award shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock issued pursuant to this Plan may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No Award shall be exercisable, no Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.
     9.2 Representations by Participants. As a condition to the exercise of an Award, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.
ARTICLE X. GENERAL PROVISIONS
     10.1 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.
     10.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
     10.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
     10.4 Governing Law. The internal laws of the State of Tennessee (without regard to the choice of law provisions of Tennessee) shall apply to all matters arising under this Plan, to the extent that federal law does not apply.
     10.5 Compliance with Section 16 of the Exchange Act. In the event that any common class of equity securities of the Company becomes subject to registration under section 12 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
     10.6 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant’s consent, except as necessary for Incentive Options to maintain qualification under the Code; and provided, further, that the stockholders of the Company must approve the following:
(a)	12 months before or after the date of adoption, any amendment that increases the aggregate number of shares of Stock that may be issued under Incentive Options or changes the employees (or class of employees) eligible to receive Incentive Options.

(b)	before the effective date thereof, any amendment that increases the period during which Incentive Options may be granted or exercised; and

(c)	any amendment that changes the number of shares in the aggregate which may be issued pursuant to Awards granted under the Plan except pursuant to Article VIII.
     10.7 Duration of Incentive Options. Incentive Option awards shall not be made with respect to the shares of Stock specified in Section 5.2 more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by stockholders. If the number of shares specified in Section 5.2 is increased by an amendment to this Plan, Incentive Options may be awarded with respect to such increased shares for a period of ten years after the earlier of the date that the amendment to the Plan is adopted by the Board or the date that the amendment is approved by stockholders in a manner that satisfies Treasury Regulation section 1.422-5. Incentive Options granted before such dates shall remain valid in accordance with their terms.
     10.8 Effective Date of Plan. The Plan, as amended and restated, has been adopted by the Board and was approved by the stockholders of the Company on May 9, 2006. All Awards hereunder shall be governed by the terms of this amended and restated Plan; provided, however that the terms of the Plan prior to this amendment shall apply to the extent that the terms of this restated Plan would have a material adverse effect on the rights of a Participant under an outstanding Award, unless the Participant has given consent to the change.
EXECUTION
     IN WITNESS WHEREOF, the undersigned officer has executed this Symbion Long Term Incentive Plan on this the                      day of                                         , 2006.

SYMBION, INC.

By:

Name:

Title:

c/o Stock Transfer Department Post Office Box 105649 Atlanta, GA 30348

Vote by Telephone

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote .

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote .

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh PA 15230.

Vote by Telephone
Call Toll-Free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
Access the Website and cast
your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
If you vote by telephone or over the Internet, do not mail your proxy card.

è

Proxy card must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
The undersigned hereby appoints Richard E. Francis, Jr. and Clifford G. Adlerz, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the annual meeting of stockholders of Symbion, Inc., to be held on Tuesday, May 9, 2006, at 9:00 a.m. (local time), at the offices of Waller Lansden Dortch & Davis, LLP at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, and at any adjournment thereof.

Dated:	, 2006

Signature

Signature

IMPORTANT: Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.

PLEASE SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID ENVELOPE

YOUR VOTE IS IMPORTANT
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, PO Box 3230, Pittsburgh, PA 15230, so your shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.
Proxy card must be signed and dated on the reverse side.
ê Please fold and detach card at perforation before mailing. ê

SYMBION, INC.	PROXY
This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the proxies named on this proxy card will vote (a) FOR the election as directors of the nominees named below, (b) FOR the amendment and restatement of the Company’s Stock Incentive Plan, (c) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2006 and (d) in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting or any adjournment thereof.
1.	Election of Class I Directors.

NOMINEES:	(1) Donald W. Burton	(2) David M. Wilds	(3) William V.B. Webb

	☐ FOR ALL NOMINEES		☐ WITHHOLD FROM ALL NOMINEES

(INSTRUCTIONS:	To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided above.)
2.	Proposal to amend and restate the Stock Incentive Plan.
☐ FOR                              ☐ AGAINST                      ☐ ABSTAIN
3.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2006.
☐ FOR                              ☐ AGAINST                      ☐ ABSTAIN
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
☐ PLEASE MARK THE BOX IF YOU PLAN TO ATTEND THE MEETING.
(CONTINUED ON OTHER SIDE)